SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2001

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21421	54-1290319

(Commission file Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, VA 20191

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(703) 893-7800

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
SUBSCRIPTION AGREEMENT
REGISTRATION RIGHTS AGREEMENT
WARRANT ISSUED TO THE PURCHASERS
WARRANT ISSUED TO THE PLACEMENT AGENT

Item 5. Other Events.

On June 1, 2001, the Registrant issued a press release stating as follows:

VCampus Completes $2.2 Million in Private Placement Financing Demonstrates that Company Is on Plan for its FY2001 Projections

RESTON, VA, June 1, 2001 – VCampus Corporation (Nasdaq: VCMP), the leading provider of end-to-end, web-based e-learning solutions, today announced it has completed a $2.2 million private equity placement through the sale of 2,188,919 shares of common stock, together with warrants to purchase 547,230 shares of common stock at $1.792 per share. The financing signifies that the company is tracking to its forecast for fiscal year 2001. The offering was placed through Brean Murray & Co., Inc., New York, NY.

“This private equity placement underscores that VCampus is on plan both operationally and financially, and that we are progressing toward our goal of becoming EBITDA positive by the fourth quarter of this year,” said Daniel Neal, President and Chief Executive Officer of VCampus. “VCampus offers a truly comprehensive, turnkey e-learning solution for corporations, government agencies and institutions of higher education, and investors are recognizing the value and effectiveness of our business plan. We are excited to share our successes with our new investors as they fuel expansion of our position in the e-learning marketplace.”

The securities offered in this financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About VCampus

VCampus® Corporation (Nasdaq: VCMP) is the leading provider of end-to-end e-learning solutions. The company develops, manages and hosts turnkey, web-based learning solutions for corporations, government agencies and higher education institutions. VCampus enables these organizations to offer complete global distance learning solutions to their customers, employees, distributors, suppliers and students. VCampus’ e-learning solutions are designed to help clients improve the performance of their distribution channels and suppliers; measure and develop their employees’ knowledge, skills and abilities; and increase their customers’ satisfaction and loyalty. VCampus distributes a courseware library of more than 3,500 web-based courses and has delivered more than 1.9 million courses to over 467,000 adult learners. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus website at www.vcampus.com. “VCampus” is a registered trademark of VCampus Corporation.

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This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion are forward-looking, and words such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “intend,” “may,” “might,”

“should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses and our need to raise additional capital; (2) the ability to recruit and retain qualified technical and other personnel in a highly competitive market; (3) market acceptance of our new and future products; (4) growing competition; and (5) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of “Risk Factors” in our Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001, and our Form S-3 Registration Statement filed on May 2, 2001, and other SEC filings.

Item 7.		Exhibits

	(c)	Exhibits.

		10.58	Form of Subscription Agreement dated as of May 29, 2001, by and between the Registrant and the purchasers.

		10.59	Form of Registration Rights Agreement dated as of May 29, 2001 by and between the Registrant and the purchasers.

		10.60	Warrant issued to the purchasers dated as of May 29, 2001.

		10.61	Warrant issued to the placement agent for the May 29, 2001 private placement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCAMPUS CORPORATION

Date: June 1, 2001	/s/ Michael A. Schwien

Michael A. Schwien Chief Financial Officer